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                                                                      EXHIBIT 23
                                                                      ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Baxter International Inc. of our report dated February 10, 1997, which appears on page 26 of the 1996 Annual Report to Stockholders of Baxter International Inc., which is incorporated by reference in Baxter International Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 10 of such Annual Report on Form 10-K.



                              /s/ PRICE WATERHOUSE LLP

                              PRICE WATERHOUSE LLP

                              Chicago, Illinois
                              December 30, 1997